Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Savara Inc. of our report dated March 7, 2024, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Savara Inc. and its subsidiaries for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

May 9, 2024